     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997



                                                      REGISTRATION NO. 333-23339

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           J. C. PENNEY COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)

                                   13-5583779
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               6501 LEGACY DRIVE
                            PLANO, TEXAS 75024-3698
                                 (972) 431-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               C. R. LOTTER, ESQ.
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           J. C. PENNEY COMPANY, INC.
                   6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698
                                 (972) 431-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


    AS PERMITTED BY RULE 429, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-06883 ON FORM S-3. DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 333-06883 IN THE AMOUNT OF $400,000,000 ARE BEING CARRIED FORWARD TO THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT. REGISTRANT PREVIOUSLY PAID A FILING FEE OF APPROXIMATELY $137,931 ASSOCIATED WITH SUCH CARRIED FORWARD SECURITIES.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses (exclusive of underwriting discounts and commissions) in connection with the issuance and distribution of the Securities registered hereunder.

Securities and Exchange Commission registration fee.........  $  787,879
"Blue Sky" expenses.........................................      20,000*
Printing expenses...........................................     125,000*
Trustee's fees and expense..................................      35,000*
Accounting fees.............................................      35,000*
Rating agency fees..........................................     375,000*
Miscellaneous expenses......................................      32,121*
                                                              ----------

     Total..................................................  $1,410,000
                                                              ==========

---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware permits indemnification of the directors and officers of the Company involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of the Company, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of the Company) any liabilities which they may have incurred in consequence of such action, suit or proceeding under the conditions stated in said Section.

     Article X of the Company's Bylaws provides, in substance, for indemnification by the Company of its directors and officers in accordance with the provisions of the General Corporation Law of Delaware. The Company has entered into indemnification agreements with its current directors and certain of its current officers which generally provide for indemnification by the Company except as prohibited by applicable law. To provide some assurance of payment to the indemnitees of amounts to which they may become entitled pursuant to the aforesaid agreements, the Company has funded a trust.

     In addition, the Company has purchased insurance coverage under policies which insure the Company for amounts which the Company is required or permitted to pay as indemnification of directors and certain officers of the Company and its subsidiaries, and which insure directors and certain officers of the Company and its subsidiaries against certain liabilities which might be incurred by them in such capacities and for which they are not entitled to indemnification by the Company.

     Furthermore, the Company, as well as its directors and officers, may be entitled to indemnification by any underwriters named in the Prospectus Supplement against certain civil liabilities under the 1933 Act under agreements entered into between the Company and such underwriters.

ITEM 16. EXHIBITS.


  1(a) Form of proposed Underwriting Agreement (including form of proposed Delayed Delivery Contract) (filed as Exhibit 1 to the Company's Registration Statement on Form S-3, SEC File
        No. 2-79577, and incorporated herein by reference)

   (b) Form of Proposed Agency Agreement (filed as Exhibit 1(b) to the Company's Registration Statement on Form S-3, SEC File
        No. 333-06883, and incorporated herein by reference)

  4(a) Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association,
        Successor Trustee to Bank of America National Trust and
        Savings Association (filed as Exhibit 4(a) to the Company's
        Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

   (b) Forms of Debt Securities registered hereunder may include the following, among others:

        (i)   Form of      % Note Due           (filed as Exhibit
        4(b)(i) to the Company's Registration Statement on Form S-3,
              SEC File No. 33-53275, and incorporated herein by
              reference)

        (ii)  Form of Zero Coupon Note Due           (filed as
        Exhibit 4(b)(ii) to the Company's Registration Statement on
              Form S-3, SEC File No. 33-53275, and incorporated
              herein by reference)

        (iii)  Form of      % Debenture Due           (Original
        Issue Discount) (filed as Exhibit 4(b)(iii) to the Company's
               Registration Statement on Form S-3, SEC File No.
               33-53275, and incorporated herein by reference)

        (iv)  Form of      % Debenture Due           (filed as
        Exhibit 4(b)(iv) to the Company's Registration Statement on
              Form S-3, SEC File No. 33-53275, and incorporated
              herein by reference)

        (v)   Form of      % Sinking Fund Debenture Due
        (filed as Exhibit 4(b)(v) to the Company's Registration
              Statement on Form S-3, SEC File No. 33-53275, and
              incorporated herein by reference)

        (vi) Form of Extendible Note (filed as Exhibit 4(b)(vi) to the Company's Registration Statement on Form S-3, SEC File
              No. 33-53275, and incorporated herein by reference)

        (vii)  Form of Medium-Term Note, Series   (Fixed Rate)
        (filed as Exhibit 4(b)(vii) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

        (viii) Form of Medium-Term Note, Series   (Floating Rate)
        (filed as Exhibit 4(b)(viii) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

   (c) Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to the
        Company's Registration Statement on Form S-3, SEC File No.
        33-53275, and incorporated herein by reference)

  5 Opinion of C. R. Lotter with respect to the validity of the Securities*

 12     Computation of ratios (Computation of Ratios of Available
        Income to Combined Fixed Charges and Preferred Stock
        Dividend Requirement and Computation of Ratios of Available
        Income to Fixed Charges for the 52 weeks ended October 26,
        1996, January 27, 1996, January 28, 1995, and January 29,
        1994, for the 53 weeks ended January 30, 1993, and for the 52 weeks ended January 25, 1992, respectively, were filed as Exhibits 12 (a) and 12(b), respectively, to the Company's
        Quarterly Report on Form 10-Q for the 13 and 39 weeks ended
        October 26, 1996, and the Company's Annual Reports on Form
        10-K for each of the years ended January 27, 1996, January
        28, 1995, January 29, 1994, January 30, 1993, and January
        25, 1992, respectively (SEC File No. 1-777), which Reports are incorporated herein by reference)

 23(a)  Consent of KPMG Peat Marwick LLP*

   (b)  Consent of C. R. Lotter (see Exhibit 5)*

 24     Powers of Attorney**

 25 Statement of Eligibility on Form T-1 of First Trust of California, National Association, as Successor Trustee under the Indenture pursuant to which the Debt Securities registered hereunder are to be issued (filed as Exhibit 25 to the Company's Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference)

 99     Form of Pricing Supplement (filed as Exhibit 99 to the
        Company's Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)


---------------


 * Previously filed.



** Filed herewith.


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PLANO AND STATE OF TEXAS, ON THE 19TH DAY OF MARCH, 1997.


                                          J. C. PENNEY COMPANY, INC.

                                          By:         /s/ D. A. MCKAY
                                            ------------------------------------
                                                        D. A. MCKAY
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                       SIGNATURES                                     TITLE                   DATE
                       ----------                                     -----                   ----

                                                            Chairman of the Board and
                                                             Chief Executive Officer
                                                              (principal executive
                                                                    officer);
                  J. E. OESTERREICHER*                              Director             March 19, 1997
--------------------------------------------------------
                  J. E. OESTERREICHER

                                                               President and Chief
                     W. B. TYGART*                         Operating Officer; Director   March 19, 1997
--------------------------------------------------------
                      W. B. TYGART

                                                              Senior Vice President
                                                           and Chief Financial Officer
                    /s/ D. A. MCKAY*                      (principal financial officer)  March 19, 1997
--------------------------------------------------------
                      D. A. MCKAY

                                                                 Vice President
                                                                 and Controller
                                                              (principal accounting
                     W. J. ALCORN*                                  officer)             March 19, 1997
--------------------------------------------------------
                      W. J. ALCORN

                      M. A. BURNS*                                  Director             March 19, 1997
--------------------------------------------------------
                      M. A. BURNS

                    C. H. CHANDLER*                                 Director             March 19, 1997
--------------------------------------------------------
                     C. H. CHANDLER

                   V. E. JORDAN, JR.*                               Director             March 19, 1997
--------------------------------------------------------
                   V. E. JORDAN, JR.

                      GEORGE NIGH*                                  Director             March 19, 1997
--------------------------------------------------------
                      GEORGE NIGH

                    J. C. PFEIFFER*                                 Director             March 19, 1997
--------------------------------------------------------
                     J. C. PFEIFFER

                    A. W. RICHARDS*                                 Director             March 19, 1997
--------------------------------------------------------
                     A. W. RICHARDS

                       SIGNATURES                                     TITLE                   DATE
                       ----------                                     -----                   ----
                  C. S. SANFORD, JR.*                               Director             March 19, 1997
--------------------------------------------------------
                   C. S. SANFORD, JR.

                     R. G. TURNER*                                  Director             March 19, 1997
--------------------------------------------------------
                      R. G. TURNER

                    J. D. WILLIAMS*                                 Director             March 19, 1997
--------------------------------------------------------
                     J. D. WILLIAMS

                  *By: /s/ D. A. MCKAY
  ---------------------------------------------------
                      D. A. MCKAY
                    ATTORNEY-IN-FACT


     COPIES OF POWERS OF ATTORNEY AUTHORIZING W. J. ALCORN, R. B. CAVANAUGH, C.
R. LOTTER, AND D. A. MCKAY, AND EACH OF THEM, TO SIGN THIS REGISTRATION STATEMENT ON BEHALF OF THE ABOVE NAMED DIRECTORS AND OFFICERS, ARE BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SIMULTANEOUSLY HEREWITH.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  1(a)   Form of proposed Underwriting Agreement (including form of proposed Delayed Delivery Contract) (filed as Exhibit 1 to the Company's Registration Statement on Form S-3, SEC File
         No. 2-79577, and incorporated herein by reference)

   (b) Form of Proposed Agency Agreement (filed as Exhibit 1(b) to the Company's Registration Statement on Form S-3, SEC File
         No. 333-06883, and incorporated herein by reference)

  4(a) Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association,
         Successor Trustee to Bank of America National Trust and
         Savings Association (filed as Exhibit 4(a) to the Company's
         Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

   (b) Forms of Debt Securities registered hereunder may include the following, among others:

         (i)   Form of      % Note Due           (filed as Exhibit
         4(b)(i) to the Company's Registration Statement on Form S-3,
               SEC File No. 33-53275, and incorporated herein by
               reference)

         (ii)  Form of Zero Coupon Note Due           (filed as
         Exhibit 4(b)(ii) to the Company's Registration Statement on
               Form S-3, SEC File No. 33-53275, and incorporated
               herein by reference)

         (iii)  Form of      % Debenture Due           (Original
         Issue Discount) (filed as Exhibit 4(b)(iii) to the Company's
                Registration Statement on Form S-3, SEC File No.
                33-53275, and incorporated herein by reference)

         (iv)  Form of      % Debenture Due           (filed as
         Exhibit 4(b)(iv) to the Company's Registration Statement on
               Form S-3, SEC File No. 33-53275, and incorporated
               herein by reference)

         (v)   Form of      % Sinking Fund Debenture Due
         (filed as Exhibit 4(b)(v) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

         (vi) Form of Extendible Note (filed as Exhibit 4(b)(vi) to the Company's Registration Statement on Form S-3, SEC File
               No. 33-53275, and incorporated herein by reference)

         (vii)  Form of Medium-Term Note, Series   (Fixed Rate)
         (filed as Exhibit 4(b)(vii) to the Company's Registration
                Statement on Form S-3, SEC File No. 33-53275, and
                incorporated herein by reference)

         (viii) Form of Medium-Term Note, Series   (Floating Rate)
         (filed as Exhibit 4(b)(viii) to the Company's Registration
                Statement on Form S-3, SEC File No. 33-53275, and
                incorporated herein by reference)

   (c) Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to the
         Company's Registration Statement on Form S-3, SEC File No.
         33-53275, and incorporated herein by reference)

  5 Opinion of C. R. Lotter with respect to the validity of the Securities*

 12      Computation of ratios (Computation of Ratios of Available
         Income to Combined Fixed Charges and Preferred Stock
         Dividend Requirement and Computation of Ratios of Available
         Income to Fixed Charges for the 52 weeks ended October 26,
         1996, January 27, 1996, January 28, 1995, and January 29,
         1994, for the 53 weeks ended January 30, 1993, and for the 52 weeks ended January 25, 1992, respectively, were filed as Exhibits 12(a) and 12(b), respectively, to the Company's
         Quarterly Report on Form 10-Q for the 13 and 39 weeks ended
         October 26, 1996, and the Company's Annual Reports on Form
         10-K for each of the years ended January 27, 1996, January
         28, 1995, January 29, 1994, January 30, 1993, and January
         25, 1992, respectively (SEC File No. 1-777), which Reports are incorporated herein by reference)

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 23(a)   Consent of KPMG Peat Marwick LLP*

   (b)   Consent of C. R. Lotter (see Exhibit 5)*

 24      Powers of Attorney**

 25      Statement of Eligibility on Form T-1 of First Trust of
         California, National Association, as Successor Trustee under the Indenture pursuant to which the Debt Securities registered hereunder are to be issued (filed as Exhibit 25 to the Company's Registration Statement on Form S-3, SEC
         File No. 333-06883, and incorporated herein by reference)

 99      Form of Pricing Supplement (filed as Exhibit 99 to the
         Company's Registration Statement on Form S-3, SEC File No.
         33-53275, and incorporated herein by reference)


---------------


 * Previously filed.


** Filed herewith.